Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 350
Los Angeles, CA 90067

Investor Relations	T	(310) 279 5980
Strategic Public Relations	F	(310) 279 5988
	W	www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

NEWS	Hilton H. Schlosberg
RELEASE	Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL ANNOUNCES CORPORATE NAME, TICKER SYMBOL CHANGE

Corona, CA — January 5, 2012 — Hansen Natural Corporation (NASDAQ:HANS) announced it received stockholders’ approval today, at the company’s special meeting of stockholders, to change its corporate name to Monster Beverage Corporation.  The company’s shares will start trading under its new name and stock ticker symbol, “MNST”, effective as of market open on January 9, 2012.  The company’s common stock has been assigned a new CUSIP number of 611740101 in connection with the name change.  Outstanding stock certificates are not affected by the name change and will not need to be exchanged.

At the special meeting, the company’s stockholders also approved an increase in the number of authorized shares of common stock to 240,000,000 shares from 120,000,000 shares.

Following the special meeting, the company filed an amendment with the Delaware Secretary of State to effect both the name change and increase in authorized shares.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® natural sodas, apple juice and juice blends, fruit juice smoothies, multi-vitamin juices, iced teas, energy drinks, Junior Juice® beverages, Blue Sky® beverages, Monster Energy® energy drinks, Monster Energy Extra Strength Nitrous Technology® energy drinks, Java Monster® non-carbonated coffee + energy drinks, X-Presso Monster® non-carbonated espresso energy drinks, Monster Rehab™ non-carbonated rehydration energy drinks, Peace Tea® iced teas, Worx Energy® energy shots, Vidration® brand vitamin enhanced waters, Hubert’s® lemonades, and PRE® Probiotic drinks.  For more information, visit www.monsterbevcorp.com and www.monsterenergy.com.

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